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                                                                    EXHIBIT 99.1

                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS

                    SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

                                                          SEP 30         DEC 31
                                                           2004           2003
                                                         -------        -------
                                                           ($000 Omitted)
Investments, at market, partially restricted:
    Short-term investments                               192,014        153,322
    U. S. Treasury and agency obligations                 29,865         28,795
    Municipal bonds                                      200,786        187,205
    Foreign                                               63,419         56,125
    Mortgage-backed securities                               411            723
    Corporate bonds                                      154,834        145,273
    Equity securities                                     21,542         16,335
                                                         -------        -------
      TOTAL  INVESTMENTS                                 662,871        587,778
                                                         =======        =======

NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) `short-term investments',
(2) `investments - statutory reserve funds' and (3) `investments - other'.